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                                                                  Exhibit 4.11


                          THE NORTHERN TRUST COMPANY
                    Promissory Note and Security Agreement
                     NORTHERN TRUST THRIFT-INCENTIVE PLAN


                              Borrower's SSN:                      ###-##-####
CARON, EDWARD J.              Note Effective Date:                  04/17/1995
6131 N 16TH ST                Loan Principal Amount:                $16,000.00
APT H301                      Loan Interest Rate:                       7.890%
PHOENIX, AZ 85016             Loan ID Number:                             A
                              Loan Reason:                             Regular
Location: E190 AR004513

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                 Federal Truth in Lending Disclosure Statement
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ANNUAL PERCENTAGE RATE               FINANCE CHARGE           AMOUNT FINANCED         TOTAL OF PAYMENTS
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
The cost of my credit at a yearly    The dollar amount the    The amount of credit    The amount I will have paid
rate.                                credit will cost me.     provided to me or on    after I have made all payments
                                                              my behalf.              as scheduled.

        7.80%                            $3,380.28                $16,000.00                   $19,380.27
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My payment schedule will be:
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NUMBER OF PAYMENTS   AMOUNT OF EACH PAYMENT   WHEN PAYMENTS ARE DUE:   Semi-monthly
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
      119                  $161.51            First Payment Due On:    04/30/1995
        1                  $160.58            Final Payment Due On:    04/15/2000
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*If you pay your loan off early, you will not have to pay a penalty.
*You are giving a security interest in your account in the trust.

      See below for additional information about non-payment and default
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     The Creditor will withhold the amount of each payment from the Borrower's pay each payday until the loan is paid in full. The Borrower has the right to pay this loan off in its entirety at any time without penalty. If the Borrower fails to make a payment when due, for any reason ceases to be in the employ of an employer participating in The Thrift-Incentive Plan or at the death of the Borrower the entire balance together will all accrued interest shall, at our option, become immediately due and payable without notice to Borrower. If the borrower's employment so terminates, the Creditor shall have the right to apply all or any part of the balance of the Borrower's account in The Northern Trust Company Thrift-Incentive Plan to the balance the Borrower owes the Creditor under this note.

     No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or any other right hereunder or of any other right in this note. A waiver on any occasion shall not be construed as a bar or a waiver of any such right and/or remedy on any future occasion.

     Whenever an event of default exists, the Borrower will pay on demand all costs of collection, legal expenses, and attorneys' fees incurred or paid by the holder in collecting or enforcing this note.

     Questions concerning the agreement will be decided according to the laws of the State of Illinois. Communications in respect of this note may be sent to your last address on record.

     By endorsing the loan check or otherwise taking receipt of the loan proceeds, the Borrower agrees to be bound by the terms and conditions of this Note and Federal Truth-in-Lending Disclosure Statement and acknowledges receiving a copy.

Authorization of Amount Financed
  Amount financed:                $16,000.00
  Amount given directly to me:    $16,000.00